SPECIAL POWER OF ATTORNEY
   The undersigned, Martin C. Jischke, hereby consititutes and appoints Ronald
E. Christian, or, in his absence, Robert E. Heidorn, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any Form 3--Initial Statement of Beneficial Ownership of Securities, Form 4--Statement of Changes in Beneficial Ownership
of Securities, and Form 5--Annual Statement of BeneficialOwnership of Securities required to be filed by the undersigned with respect to the undersigned's beneficial ownership of securities of Vectren Corporation (Company), and to file the same, with all exhibits, with the Securities and Exchange Commission (SEC) and any national market exchange on which the Company's securities are listed, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and requisite necessary to be done, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute(s) may lawfully do or cause to be done by virtue hereof.
   This Power of Attorney shall remain in full force and effect until the under-signed is no longer required to file Form 3,4,and 5 with respect to the under-signed's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the fore-going attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
   Executed by the undersigned as of this 23rd day of January, 2007.
                                                          //Martin C. Jischke
STATE OF INDIANA     )  SS
COUNTY OF TIPPECANOE )

Before me, the undersigned, a Notary Public for Tippecanoe County, State of Indiana, personally appeared Martin C. Jischke, and acknowledged the execution of this instrument this 23rd day of January, 2007.
                                                          //Melinda H Bain
My commission expires: October 12, 2008